  EXHIBIT 99.1

flooidCX Corp. ANNOUNCES NEW TICKER SYMBOL FLCX AND NEW WEBSITE LAUNCH

flooidCX Corp. (OTCQB FLCX) March 21, 2019, Toronto, Ontario the customer feedback solutions company today announces that the company now trades on the OTCQB as a fully reporting issuer under the new ticker symbol FLCX. Implementation under the rebranding was announced on March 5, 2019 in order to better reflect its new business direction into the customer feedback solutions space. flooidCX is pleased to also announce the launch of its new website reflecting this new direction.

This is more than a new name and logo change as the name flooid is our play on the word fluid that defines a situation that moves or changes easily while CX is the acronym for customer experience. Our name redefines where our company is headed; offering easy to adapt customer care and feedback solutions to both SMEs and Enterprises alike. added Richard Hue, Founder & CEO. Our future is bright, and this is only the beginning of a journey that began many years ago with a vision I had to truly transform the customer care and feedback space.

Dont be afraid of what people post. Be afraid of not responding

~ flooidCX, founder - richard hue

About flooidCX Corp.: flooidCX (http://flooidcx.com/) is the customer feedback solutions company. Were the experts that help bridge the customer feedback gap between brands and consumers by offering an intuitive suite of solutions that assists businesses in listening, learning & reaching out to consumers at the right time, to improve customer retention, increase ROI, new sales, upsells and cross-selling.

About GripeVine, Inc.: GripeVine (www.gripevine.com), part of flooidCXs suite of solutions, is a proprietary pay-wall free customer feedback platform connecting consumers with negative (or positive) experiences with companies who want to create positive outcomes. It utilizes a centralized communications platform along with proprietary rating and review tools. Our community incentivizes positive and amicable outcomes and rewards reliable consumers and responsive businesses. A community where all sides can truly Be Heard.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the federal securities laws, including statements concerning financial projections, financing activities, corporate combinations, product development activities and sales and licensing activities. Such forward-looking statements are not guarantees of future results or performance, are sometimes identified by words of condition such as should, could, expects, may, intends, seeks, looks, moves, or plans and are subject to a number of risks and uncertainties, known and unknown, that could cause actual results to differ materially from those intended or anticipated. Such risks include, without limitation: non-performance of investments, partner and portfolio difficulties, potential delays in marketing and sales, problems securing the necessary financing to continue operations, potential of competitive products, services, and technologies, difficulties experienced in product development, in recruiting knowledgeable personnel, in collecting judgments and in protecting intellectual property. Further information concerning these, and other risks is included in the Companys filings with the Securities and Exchange Commission which, along with other very important information about the Company, can be found here: http://www.otcmarkets.com/stock/FLCX/filings. The Company undertakes no obligation to update or revise such forward-looking statements to reflect new information, events or circumstances occurring after the date of this press release. Respective statements concerning the development of GripeVine and other platforms or services under development have been made based on information which the Company believes to be accurate but have not been independently verified.

For further info contact: ir@flooidCX.com

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